SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 27, 2005

                             ProUroCare Medical Inc.

               (Exact Name of Registrant as Specified in Charter)

            Nevada                      333-103781              20-1212923
(State or Other Jurisdiction of        (Commission            (IRS Employer
        Incorporation)                 File Number)       Identification Number)

           One Carlson Parkway, Suite 124
                 Plymouth, Minnesota                            55447
      (Address of Principal Executive Offices)                (Zip Code)

       Registrant's telephone number, including area code: (952) 476-9093

          (Former Name or Former Address, if Changed Since Last Report)

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Item 1.01 Entry into Material Definitive Agreements

(A) CO-DEVELOPMENT AGREEMENT WITH UROLOGIX, INC.

      On July 27, 2005 ProUroCare Medical Inc. (the "Company") entered into a Memorandum of Understanding agreement (the "MOU") with Urologix, Inc. ("Urologix") pursuant to which the parties will co-develop new products utilizing ProUroCare's electrical impedance tomography ("EIT") technology. The EIT technology is expected to be assembled into modules that will be compatible with and incorporated into Urologix' existing thermal therapy systems. The modules will include a low-frequency power supply, electrodes, a rectal probe, monitor and software containing the proprietary algorithms. It is intended that thermal therapy systems upgraded with the modules will enable urologists to observe the real-time migration of heat through the prostate during treatment and adjust the amount of energy applied in order to protect the urethral tissue and adjacent organs. The upgraded systems will continue to utilize transurethral microwave catheters to generate the heat necessary to cause necrosis.

      The parties expect the project to require several phases of research, testing and development, the first three phases of which are projected to cost approximately $550,000. ProUroCare and Urologix have agreed to equally share in the development costs of these phases. The MOU will continue in effect for a five-year period following the date on which the Federal Drug Administration first approves a Urologix EIT urology product for sale in the United States. If the development of the modules is successful, the parties contemplate entering into definitive agreements pursuant to which Urologix would market the new products subject to a license agreement with the Company.

      In connection with the co-development project, on July 27, 2005, the Company granted to Urologix a sublicense ("Urologix Sublicense") of EIT technology originally licensed by ProUroCare from Rensselaer Polytechnic Institute ("RPI") pursuant to that certain "License Agreement dated July 13, 2001 by and between the Company and RPI (the "RPI License") a copy of which was filed as Exhibit 10.11 to our registration statement on Form SB-2/A filed October 1, 2004. Under the terms of the sublicense, Urologix will have the right to exploit the licensed products under and on the same terms as the Company has under the RPI License, as amended, including without limitation, restrictions as to field of use, exclusivity, term and other conditions of the MOU.

      Also on the same date, ProUroCare and RPI entered into Amendment No. 1 to the RPI License. Under the terms of Amendment No. 1, (i) ProUroCare received the right to sublicense the technology, (ii) a milestone requiring the initiation of an FDA approval process on an EIT device was extended to July 13, 2008, (iii) certain termination provisions were extended to July 13, 2009, and (iv) royalties due to RPI under the Urologix Sublicense were defined as 3% of the Company's net sales of rectal sheaths and abdominal belts to Urologix, plus 1% of Urologix' sales of standalone EIT modules providing such sales are made above Urologix' cost to manufacture

(B) FINAL SETTLEMENT AGREEMENT AND UNCONDITIONAL RELEASE

      On August 1, 2005, ProUroCare Inc. and the Company agreed to settle a lawsuit filed on April 2, 2004 by the former President and Chief Operating Officer of ProUroCare Inc. relating to his separation of employment with ProUroCare Inc. Under the terms of this agreement, the Company did not admit any wrong-doing, but agreed to pay a total of $160,000 in complete settlement of all differences.

Item 9.01 Financial Statements and Exhibits

      10.1 Memorandum of Understanding between ProUroCare Inc. and Urologix, Inc. dated July 27, 2005 (filed herewith).

      10.2 Sublicense agreement between ProUroCare Inc. and Urologix, Inc. dated July 27, 2005 (filed herewith).

      10.3 Amendment #1 dated July 27, 2005 to License Agreement by and between ProUroCare Inc. and Rensselaer Polytechnic Institute dated July 13, 2001 (filed herewith).

      10.4 Press release announcing co-development agreement dated August 2, 2005 (filed herewith).

      10.5 Final Settlement Agreement and Unconditional Release between Todd E. Leonard ("Leonard"), and ProUroCare, Inc. dated August 1, 2005 (filed herewith).

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PROUROCARE MEDICAL INC.


Date: August 2, 2005                    By: /s/ Maurice R. Taylor
                                            ------------------------------------
                                            Maurice R. Taylor,
                                            Chairman and Chief Executive Officer